Exhibit 10.2


                              TAX SHARING AGREEMENT

         This TAX SHARING AGREEMENT (this "Agreement"), dated as of December 30, 2005, by and between SkyTerra Communications, Inc., a Delaware corporation ("SkyTerra") and Hughes Communications, Inc., a Delaware corporation and a wholly owned subsidiary of SkyTerra ("Divco"). Each of SkyTerra and Divco is sometimes referred to herein as a "Party" and collectively, as the "Parties."

                                   WITNESSETH

         WHEREAS, SkyTerra and Divco have entered into a Separation Agreement, dated as of December 30, 2005 (the "Separation Agreement");

         WHEREAS, SkyTerra intends to distribute all of the shares of Common Stock(1) of Divco to the holders of capital stock, certain warrants and certain options to purchase common stock of SkyTerra in the Distribution;

         WHEREAS, at the close of business on the Distribution Date, the taxable year of the Divco Consolidated Group (as defined below) shall close for U.S. federal income tax purposes, and Divco and its Subsidiaries shall leave the SkyTerra Consolidated Group (as defined below); and

         WHEREAS, the Parties hereto wish to provide for the payment of Taxes (each as defined below) and entitlement to Refunds (as defined below) thereof, allocate responsibility for and provide for cooperation in connection with the filing of returns in respect of Taxes, and provide for certain other matters relating to Taxes;

         NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Actually Realized" shall mean, for purposes of determining the timing of the realization of a Refund or Tax Attribute by a Person in respect of any payment, transaction, occurrence or event, the time at which the amount of Taxes paid or Refund realized by such Person is reduced below the amount of Taxes that such Person would have been required to pay but for such payment, transaction, occurrence or event (calculated, for these purposes, without regard to the availability of any net operating loss, net capital loss, unused investment credit, unused foreign Tax credit or any other Tax Attribute).

            "Carryback" shall mean the carryback of a Tax Attribute by Divco from a Post-Distribution Taxable Period to a Pre-Distribution Taxable Period.

            "Carryback Benefit" shall mean, in respect of a Person or group of Persons for any taxable period, the excess of (a) the hypothetical Tax Liability of such Person or group of Persons for such taxable period, calculated as if the Carryback had not occurred but with all other facts unchanged, over (b) the actual Tax Liability of such Person or group of Persons for such taxable period, calculated taking into account the Carryback (and treating any Refund as a negative Tax Liability and taking into account credits, if any, for purposes of such calculation).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Combined Return" shall mean a consolidated, combined or unitary Tax Return that actually includes, by election or otherwise, one or more members of the SkyTerra Group together with Divco and/or any member of the Divco Group.

            "Divco Consolidated Group" shall mean the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which Divco is the common parent immediately after the Distribution (and any predecessor or successor to such affiliated group).

            "Divco Group" shall mean (a) Divco and each Person that is a direct or indirect Subsidiary of Divco (including any Subsidiary of Divco that is disregarded for U.S. federal income Tax purposes (or for purposes of any state, local, or foreign Tax law)) immediately after the Distribution, (b) any corporation (or other Person) that shall have merged or liquidated with or into Divco or any such Subsidiary and (c) any predecessor or successor to any Person otherwise described in this definition.

            "Divco Separate Return" shall mean any Tax Return required to be filed by any member of the Divco Group that does not include any member of the SkyTerra Group.

            "Final Determination" shall mean the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state, local, or foreign taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund or the right of the Taxing Jurisdiction to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state, local, or foreign Taxing Jurisdiction; (d) by any allowance of a Refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such Refund may be recovered (including by way of offset) by the Taxing Jurisdiction imposing such Tax; or (e) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Parties.

            "Indemnified Party" shall mean any Person seeking indemnification pursuant to the provisions of this Agreement.

            "Indemnifying Party" shall mean any Party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

            "Person" shall mean any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

            "Post-Distribution Taxable Period" shall mean a taxable period that begins after the Distribution Date.

            "Pre-Distribution Taxable Period" shall mean a taxable period that ends on or before the Distribution Date.

            "Post-Change of Control Taxable Period" shall mean a taxable period that begins after the closing date of a Change of Control.

            "Pre-Change of Control Taxable Period" shall mean a taxable period that ends on or before the closing date of a Change of Control.

            "Proceeding" shall mean any audit or other examination, or judicial or administrative proceeding relating to liability for, or Refunds or adjustments with respect to, Taxes.

            "Refund" shall mean any refund of Taxes, including any reduction in Tax Liabilities by means of a credit, offset or otherwise.

            "Representative" shall mean with respect to a Person, such Person's officers, directors, employees and other authorized agents.

            "Separation Agreement" shall have the meaning set forth in the recitals of this Agreement.

            "SkyTerra Consolidated Group" shall mean the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which SkyTerra is the common parent (and any predecessor or successor to such affiliated group).

            "SkyTerra Group" shall mean (a) SkyTerra and each Person that is a direct or indirect Subsidiary of SkyTerra (including any Subsidiary of SkyTerra that is disregarded for U.S. federal income Tax purposes (or for purposes of any state, local, or foreign Tax law)) immediately after the Distribution, (b) any corporation (or other Person) that shall have merged or liquidated with or into SkyTerra or any such Subsidiary and (c) any predecessor or successor to any Person otherwise described in this definition.

            "SkyTerra Separate Return" shall mean any Tax Return required to be filed by any member of the SkyTerra Group that does not include any member of the Divco Group.

            "Straddle Period" shall mean any taxable period commencing on or prior to, and ending after, the closing date of a Change of Control.

            "Tax or Taxes" (a) means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, fines, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Jurisdiction, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added and (b) shall include any transferee liability in respect of an amount described in clause (a) of this definition.

            "Tax Attribute" shall mean any net operating loss, net capital loss, unused investment credit, unused foreign Tax credit, excess charitable contribution, minimum Tax credit or general business credit, in each case, with respect to the current year and any carryover.

            "Tax Liabilities" shall mean all liabilities for Taxes.

            "Tax Return" shall mean any return, report, filing, statement, questionnaire, declaration or other document required to be filed with a Taxing Jurisdiction in respect of Taxes, including any attachments thereto, and any information return, claim for refund, amended return or declaration of estimated Taxes.

            "Taxing Jurisdiction" a governmental authority (foreign or domestic) or any subdivision, agency, commission or authority thereof having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the IRS) on SkyTerra, Divco or any of their respective Affiliates.

            "Underpayment Rate" shall mean the annual rate of interest described in Section 6621(c) of the Code for large corporate underpayments of income Tax (or similar provision of state, local, or foreign income Tax law, as applicable), as determined from time to time.

         2. Filing of Tax Returns; Payment of Taxes.

            a. Combined Returns, SkyTerra Consolidated Group Returns and SkyTerra Separate Returns.

               (i) SkyTerra shall prepare and file (or cause to be prepared and filed) (A) all Combined Returns, (B) all other consolidated Tax Returns of the SkyTerra Consolidated Group and (C) all SkyTerra Separate Returns. SkyTerra shall pay (or cause to be paid) any and all Taxes due with respect to such Combined Returns, other consolidated Tax Returns of the SkyTerra Consolidated Group and SkyTerra Separate Returns; provided that, with respect to any payments of such Taxes made after the Distribution Date, Divco shall be liable for (A) all Taxes shown due on such Combined Returns (including all Tax Liabilities resulting from the Distribution and the restructuring related thereto) other than any Taxes that directly or indirectly relate to MSV or Terrestar and (B) all Taxes shown due on such other consolidated Tax Returns of the SkyTerra Consolidated Group and SkyTerra Separate Returns for all Pre-Change of Control Taxable Periods and, with respect to any Straddle Period, the portion of such Straddle Period ending on the closing date of the Change of Control, in all cases, other than any Taxes that directly or indirectly related to MSV, Terrestar or a Change of Control; and provided further that, Divco shall not be liable for any Taxes with respect to such Combined Returns, other consolidated Tax Returns of the SkyTerra Consolidated Group and SkyTerra Separate Returns to the extent any Tax Attribute is available to any member of the SkyTerra Group to reduce the amount of any such Taxes.

               (ii) The allocation of Taxes for a Straddle Period shall be apportioned between the Pre-Change of Control Taxable Period and the Post-Change of Control Taxable Period based on a closing of the books method as if the closing date of the Change of Control was the end of the taxable period.

               (iii) With respect to any member of the Divco Group that is included in both a Divco Separate Return pursuant to Section 2(b) and a Combined Return, Divco shall provide to SkyTerra a schedule setting forth the items of income, gain, loss, deduction and credit of such member with respect to such Combined Return no later than forty-five (45) days prior to the due date (including extensions) for the filing of such Combined Return, and SkyTerra shall prepare such Combined Return in accordance with the schedule Divco so provides.

               (iv) All Combined Returns, other consolidated Tax Returns of the SkyTerra Consolidated Group and SkyTerra Separate Returns that include Taxes for which Divco is liable shall be (A) prepared by SkyTerra, in a manner consistent with past practice, to the extent permissible under applicable law and (B) duly and timely filed by SkyTerra in accordance with all applicable laws. All such Tax Returns shall be submitted to Divco no later than thirty (30) days prior to the due date (including extensions) for filing of such Tax Returns (or if such due date is within forty-five (45) days following the Distribution Date, as promptly as practicable following the Distribution Date). Divco shall have the right to review such Tax Returns and all work papers and procedures used to prepare such Tax Returns. Within ten (10) days after delivery of any such Tax Return, Divco shall notify SkyTerra in writing if it objects to any of the items in such Tax Return which items could reasonably be expected to adversely impact any member of the Divco Group. If Divco does not so notify SkyTerra of any objection, Divco shall be considered to have consented to the filing of such Tax Return. If Divco objects to any such item on such a Tax Return, SkyTerra and Divco shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) in accordance with Section 10(d). Upon resolution of all such items, the relevant Tax Return shall be filed on that basis. Divco shall pay to SkyTerra the Taxes for which it is liable no later than five (5) Business Days prior to the due date for the payment of such Taxes.

            b. Divco Separate Returns. Divco shall prepare and file (or cause to be prepared and filed) all Divco Separate Returns. Divco shall pay (or cause to be paid) and shall be solely liable for any and all Taxes due with respect to such Tax Returns.

            c. Apportionment of Tax Attributes. Without limiting the provisions of Section 7, SkyTerra shall provide to Divco on or prior to the earlier of a Change of Control or September 1, 2006 (i) a Tax basis balance sheet for Divco setting forth the Tax basis of all of the assets of Divco as of the Distribution Date and (ii) a schedule allocating to Divco its appropriate share of Tax Attributes in all Taxing Jurisdictions in which Divco is subject to Taxes. SkyTerra and Divco shall prepare and file all Tax Returns in a manner consistent with the allocations in the immediately preceding sentence and shall not otherwise take any position inconsistent with such allocations in any Tax Return, any Proceeding or otherwise.

            d. Tax Sharing Agreements. Other than with respect to this Agreement, all Tax sharing agreements or similar arrangements or agreements with respect to or involving any member of the Divco Group and any other Person (other than a member of the Divco Group) shall be terminated as of the Distribution Date and, after the Distribution Date, Divco shall not be bound thereby or have any liability thereunder.

            e. Transfer Taxes. Divco shall bear any and all stamp, duty, transfer, sales and use or similar Taxes ("Transfer Taxes") incurred in connection with the Distribution.

         3. Indemnification for Taxes.

            a. Indemnification by SkyTerra. SkyTerra shall indemnify, defend and hold harmless Divco and each member of the Divco Group and each of their respective Representatives and Affiliates (and the successors and assigns of any of them), without duplication, from and against any Taxes and any reasonable out-of-pocket expenses (other than any expenses relating to any Proceeding as described in Section 5(a)(i)) attributable to or arising from or related to all Taxes imposed on or attributable to SkyTerra or any member of the SkyTerra Group pursuant to Section 2.

            b. Indemnification by Divco. Divco shall indemnify, defend and hold harmless SkyTerra and each member of the SkyTerra Group and each of their respective Representatives and Affiliates (and the successors and assigns of any of them), without duplication, from and against any Taxes and any reasonable out-of-pocket expenses (other than any expenses relating to any Proceeding as described in Section 5(b)(i)) attributable to or arising from or related to (i) all Taxes imposed on or attributable to Divco or any member of the Divco Group pursuant to Section 2 (including, without limitation, all Tax Liabilities resulting from the Distribution and the restructuring related thereto), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the SkyTerra Consolidated Group was a member prior to the closing date of any Change of Control pursuant to Treasury Regulations Section 1.1502-6 or analogous or similar state, local, or foreign law or regulation and
(iii) all Transfer Taxes for which Divco is responsible for pursuant to Section 2(e). Notwithstanding anything in this Agreement to the contrary, Divco shall not be liable for any Tax Liability attributable to or arising from or related to any Change of Control.

            c. Timing of Indemnification. Any payment and indemnification made pursuant to this Section 3 shall be made by the Indemnifying Party promptly, but, in any event, no later than:

               (i) in the case of an indemnification obligation with respect to any Tax Liabilities, five (5) Business Days prior to the date the Indemnified Party makes a payment of Taxes to the applicable Taxing Jurisdiction (including a payment with respect to a proposed adjustment of Taxes or an assessment of Tax deficiency asserted or made by any Taxing Jurisdiction or a payment made in settlement of an asserted Tax deficiency) or realizes a reduced Refund; and

               (ii) in the case of any payment or indemnification of any reasonable out-of-pocket expenses not otherwise described in clause (i) of this
Section 3(c) (including, but not limited to, any attorneys' fees and expenses), five (5) Business Days prior to the date the Indemnified Party makes a payment thereof.

         4. Refunds.

            a. Any Refund attributable to any Tax Liabilities for which any member of the Divco Group is responsible for pursuant to Section 2 shall be for the account of Divco. To the extent SkyTerra receives a Refund referred to in the immediately preceding sentence, SkyTerra shall promptly pay the amount of the Refund to Divco. Any Refund attributable to any Tax Liabilities for which any member of the SkyTerra Group is responsible for pursuant to Section 2 shall be for the account of SkyTerra. To the extent Divco receives a Refund referred to in the immediately preceding sentence, Divco shall promptly pay or cause to be paid the amount of the Refund to SkyTerra.

            b. Each Party shall, if reasonably requested by the other Party, cause the relevant entity to file for and use its reasonable best efforts to obtain and expedite the receipt of any Refund to which such requesting Party is entitled under Section 4(a).

         5. Tax Contests.

            a. Tax Contests With Respect to the SkyTerra Group. SkyTerra (or such member of the SkyTerra Group as SkyTerra shall designate) shall have the right to control and represent the interests of the members of the SkyTerra Group and to employ counsel of its choice at its expense in any Proceeding for any matter resulting in any asserted Tax Liability with respect to which SkyTerra provides indemnification under Section 3; provided however, with respect to any Proceeding that could reasonably be expected to adversely impact Divco or any member of the Divco Group, (i) Divco (or such member of the Divco Group as Divco shall designate) shall have the right to participate and to employ counsel of its choice at its expense in such Proceeding and (ii) SkyTerra shall not settle any such Proceeding without Divco's prior written consent, which consent shall not be unreasonably withheld or delayed.

            b. Tax Contests With Respect to the Divco Group. Divco (or such member of the Divco Group as Divco shall designate) shall have the right to control and represent the interests of the members of the Divco Group and to employ counsel of its choice at its expense in any Proceeding for any matter resulting in any asserted Tax Liability with respect to which Divco provides indemnification under Section 3; provided however, with respect to any Proceeding that could reasonably be expected to adversely impact SkyTerra or any member of the SkyTerra Group, (i) SkyTerra (or such member of the SkyTerra Group as SkyTerra shall designate) shall have the right to participate and to employ counsel of its choice at its expense in such Proceeding and (ii) Divco shall not settle any such Proceeding without SkyTerra's prior written consent, which consent shall not be unreasonably withheld or delayed.

            c. Notification. With respect to any indemnification which may be claimed pursuant to the provisions of Section 3, (i) the Indemnified Party shall notify the Indemnifying Party (or cause the Indemnifying Party to be notified) within ten (10) days of receipt of any written communication by the Indemnified Party from or with any Taxing Jurisdiction and (ii) the Indemnified Party shall notify the Indemnifying Party (or cause the Indemnifying Party to be notified) at least ten (10) days prior to the date the Indemnified Party intends to make a payment of any Taxes. The failure by the Indemnified Party to notify the Indemnifying Party pursuant to this Section 5(c) shall not constitute a waiver of any of the Indemnified Party's claims to indemnification except to the extent of material prejudice to the Indemnifying Party.

         6. Carrybacks.

            a. Carrybacks. Upon Divco's request, SkyTerra shall file for all Carrybacks and use its best efforts to obtain and expedite the receipt of any Refunds or CarryBack Benefits resulting from such Carrybacks. SkyTerra shall promptly forward, in all cases no later than five (5) days after such Refund or Carryback Benefit is Actually Realized, to Divco (i) all Refunds resulting from any Carryback (including any interest thereon) received from a Taxing Jurisdiction and (ii) the amount of any Carryback Benefit Actually Realized by a member of the SkyTerra Group, to the extent attributable to a Carryback.

         7. Cooperation and Exchange of Information.

            a. Cooperation and Exchange of Information. Each of SkyTerra and Divco, on behalf of itself and each member of the SkyTerra Group and the Divco Group, respectively, shall provide the other Party (or its designee) with such cooperation or information as such other Party (or its designee) reasonably shall request in connection with the preparation or filing of any Tax Return, claim for Refund, the conduct of any Proceeding or any other matter related to Taxes. Such cooperation and information shall include, without limitation, upon reasonable notice (i) making employees and facilities available on a mutually convenient basis to provide such assistance as might reasonably be required and
(ii) providing, or causing to be provided, such information as might reasonably be required in connection with any such Tax Return, claim for Refund, Proceeding, including, without limitation, records, Tax Returns, documents, work papers or other relevant materials and (iii) executing any document that may be necessary in connection with the filing of a Tax Return, a claim for a Refund or any Proceeding, including such waivers, consents or powers of attorney as may be necessary for SkyTerra. Any information obtained under this Section 7 shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Tax Returns or claims for Refund or in conducting any Proceeding.

            b. Retention of Records. Each of SkyTerra and Divco shall retain all Tax Returns, workpapers, and all material records and other documents existing on the date hereof or created in respect of (i) any taxable period that ends on or before or includes the Distribution Date or (ii) any taxable period that may be subject to a claim hereunder until the later of (A) the expiration of the statute of limitations (including extensions) for the taxable periods to which such Tax Returns and other documents relate, (B) if a Tax Attribute may be carried from a Pre-Distribution Taxable Period to a Post-Distribution Taxable Period, the expiration of the statute of limitations (including extensions) for the earlier of (x) the year to which the Tax Attribute may be carried or (y) the year to which the Tax Attribute is actually carried and (C) the Final Determination of any payments that may be required in respect of such taxable periods under this Agreement. From and after the end of the period described in the immediately preceding sentence, (A) if a member of the SkyTerra Group wishes to dispose of any such records and documents, then SkyTerra shall provide written notice thereof to Divco and shall provide Divco the opportunity to take possession of any such records and documents within 90 days after such notice is delivered; provided, however, that if Divco does not, within such 90-day period, confirm its intention to take possession of such records and documents, SkyTerra may destroy or otherwise dispose of such records and documents and (B) if a member of the Divco Group wishes to dispose of any such records or documents that relate to any Tax Attributes of any member of the SkyTerra Group, then Divco shall provide written notice thereof to SkyTerra and shall provide SkyTerra the opportunity to take possession of any such records and documents within 90 days after such notice is delivered; provided, however, that if SkyTerra does not, within such 90-day period, confirm its intention to take possession of such records and documents, Divco may destroy or otherwise dispose of such records and documents.

         8. Payments.

            a. Method of Payment. All payments required by this Agreement shall be made by (i) wire transfer to the appropriate bank account as may from time to time be designated by the Parties for such purpose; provided that, on the date of such wire transfer, notice of the transfer is given to the recipient thereof in accordance with Section 10(c), or (ii) any other method agreed to by the Parties. All payments due under this Agreement shall be deemed to be paid when available funds are actually received by the payee.

            b. Interest. Any payment required by this Agreement that is not made on or before the date required hereunder shall bear interest, from and after such date through the date of payment, at the Underpayment Rate.

            c. Characterization of Payments. For all Tax purposes, the Parties hereto shall treat, and cause their respective Affiliates to treat, (i) any payment required by this Agreement or by Article XI of the Separation Agreement as either a contribution by SkyTerra to Divco or a distribution by Divco to SkyTerra, as the case may be, occurring immediately prior to the Distribution and (ii) any payment of interest or non-federal income Taxes by or to a Taxing Jurisdiction as taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case, except as otherwise required by applicable law.

         9. Designation of Affiliate. Each of SkyTerra on the one hand and Divco on the other hand may assign any of its rights or obligations under this Agreement to any member of the SkyTerra Group or the Divco Group, respectively, as it shall designate; provided, however, that no such assignment shall relieve SkyTerra on the one hand or Divco on the other hand of any obligation to make a payment hereunder to the extent such designee fails to make such payment.

         10. Miscellaneous.

            a. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any Party to enter this Agreement. This Agreement shall not be modified or terminated except by a termination of the Separation Agreement or by a writing duly signed by each of the Parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the Party sought to be bound. If, and to the extent, the provisions of this Agreement conflict with the Separation Agreement, or any other agreement entered into in connection with the Distribution, the provisions of this Agreement shall control.

            b. Governing Law. This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly performed within such state, without regard to principles of choice of law.

            c. Notices. Notices, offers, requests or other communications required or permitted to be given by either Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

                  if to SkyTerra:

                           SkyTerra Communications, Inc.
                           19 West 44th Street, Suite 507
                           New York, New York 10036
                           Facsimile:  212-730-7523
                           Attention:  Robert C. Lewis,
                                       Senior Vice President and General Counsel

                  if to Divco:

                           Hughes Communications, Inc.
                           19 West 44th Street, Suite 507
                           New York, New York 10036
                           Attention:  Robert C. Lewis,

                  copies of all notices (which shall not constitute notice) hereunder shall be delivered to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Facsimile:  (212) 735-2000
                           Attention:  Stuart M. Finkelstein, Esq.


or to such other address as the Party to whom notice is given may have previously furnished in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) Business Days from the date of postmark.

            d. Disputes. If Divco and SkyTerra cannot agree as to the calculation of any liability under this Agreement or as to the proper interpretation of any provision of this Agreement, any such matter in dispute shall be resolved by a nationally recognized accounting firm acceptable to both Divco and SkyTerra. The decision of such firm shall be final and binding. The fees and expenses of such accounting firm incurred in connection with the resolution of any such dispute shall be borne by the Parties in proportion to their respective liabilities.

            e. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            f. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as set forth in Section 9 neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the others and any such assignment shall be void.

            g. Severability. If any term or other provision of this is determined by a governmental authority to be invalid, illegal or incapable of being enforced by any applicable law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not materially affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

            h. Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right under this Agreement shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            i. Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties to this Agreement.

            j. Authority. Each of the Parties represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and
(d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

            k. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Nothing in this Agreement shall be interpreted as imposing an obligation on SkyTerra or the members of the SkyTerra Group, Divco or the members of the Divco Group that is in violation of applicable law.

            l. Survival. Notwithstanding anything in this Agreement to the contrary, any claim for indemnification to be made under this Agreement must relate to a claim with respect to Taxes, the written notice of which is received by at least one of the Parties from a Taxing Jurisdiction within the four-year period beginning on the Distribution Date.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.


                                        SKYTERRA COMMUNICATIONS, INC.


                                        By: /s/ ROBERT C. LEWIS
                                            ------------------------------------
                                        Name:  Robert C. Lewis
                                        Title: Senior Vice President, General
                                               Counsel and Secretary


                                        HUGHES COMMUNICATIONS, INC.


                                        By: /s/ ROBERT C. LEWIS
                                            ------------------------------------
                                        Name:  Robert C. Lewis
                                        Title: Senior Vice President, General
                                               Counsel and Secretary



------------------------------------

(1) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Separation Agreement.